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                                                                     EXHIBIT 5.0

[LETTERHEAD OF LINDQUIST & VENNUM P.L.L.P.]


                                                   May 25, 2001



Urologix, Inc.
14405 21st Avenue North
Minneapolis, MN 55447

         Re: Opinion of Counsel as to Legality of 327,466 Shares of Common
             Stock to be registered under the Securities Act of 1933

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration under the Securities Act of 1933 on Form S-3 of 327,466 shares of common stock, $.01 par value, of Urologix, Inc. (the "Company") being offered by a Selling Shareholder of the Company.

         As counsel for the Company, we advise you that it is our opinion, based on our familiarity with the affairs of the Company and upon our examination of pertinent documents, that the 327,466 shares of common stock to be issued by the Company pursuant to a warrant and then sold by the Selling Shareholder, when paid for and issued, will be validly issued and lawfully outstanding, fully paid and nonassessable shares of common stock of the Company.

         The undersigned hereby consents to the filing of this opinion with the Securities and Exchange Commission as an Exhibit to the Registration Statement with respect to the sale of these shares of common stock under the Securities Act of 1933.

                                     Very truly yours,

                                     /s/ LINDQUIST & VENNUM P.L.L.P.